UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2005

CENTERPOINT PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-12630	36-3910279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1808 Swift Road, Oak Brook, Illinois  60523

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (630) 586-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

CenterPoint Properties Trust announced on May 20, 2005 that it closed on the sale of $102.5 million of industrial buildings, part of the $392.7 million phased portfolio sale previously announced on April 7, 2005.  This first sale includes six buildings totaling 2.6 million square feet located in various submarkets of metropolitan Chicago. The assets were sold to a venture created between CenterPoint and JF US Industrial Trust (ASX: JUICA), a property trust which successfully completed its initial public offering and has been listed on the Australian Stock Exchange.  JF US Industrial Trust is managed by James Fielding Funds Management Limited, part of the Mirvac Group.  CenterPoint retains a 5% promoted interest in the venture and is managing the portfolio for fees.

The remaining 35 buildings totaling 7.5 million square feet will be sold in phases, in approximately equal amounts each quarter, through the first quarter of 2006.  CenterPoint expects to redeploy the majority of proceeds from these sales into its expanding pipeline of new ‘value-added’ acquisitions, developments and redevelopments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTERPOINT PROPERTIES TRUST
a Maryland business trust

Dated: May 23, 2005	By:	/s/ Daniel J. Hemmer
Daniel J. Hemmer
Secretary